amalgamatedbank.com Member FDIC Amalgamated Financial Corp. 2023 Investor Day Presentation November 29, 2023

2 Safe Harbor Statements INTRODUCTION On March 1, 2021 (the “Effective Date”), Amalgamated Financial Corp. (the “Company”) completed its holding company reorganization and acquired all of the outstanding stock of Amalgamated Bank (the “Bank”). In this presentation, unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Effective Date, the terms refer only to the Bank. FORWARD-LOOKING STATEMENTS Statements included in this presentation that are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward-looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These forward- looking statements include, but are not limited to, our 2023 Guidance, and statements related to future loss/income (including projected non-interest income) of solar tax equity investments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control and any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: 1. uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; 2. deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses 3. deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; 4. changes in our deposits, including an increase in uninsured deposits; 5. unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; 6. continued fluctuation of the interest rate environment including changes in net interest margin or changes that affect the yield curve on investments; 7. potential deterioration in real estate collateral values 8. changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation and FDIC assessments in the aftermath of the recent bank failures; 9. the outcome of any legal or regulatory proceedings that may be instituted against us 10. our inability to maintain the historical growth rate of our loan portfolio; 11. changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; 12. the impact of competition with other financial institutions,including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin 13. any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; 14. the risk that the preliminary financial information reported herein and our current preliminary analysis could be different when our review is finalized; 15. increased competition for experienced members of the workforce including executives in the banking industry; 16. a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; 17. a downgrade in our credit rating; 18. increased political opposition to Environmental, Social and Governance (“ESG”) practices; 19. recessionary conditions; 20. the ongoing economic effects of the COVID-19 pandemic; 21. physical and transitional risks related to climate change as they impact our business and the businesses that we finance; 22. future repurchase of our shares through our common stock repurchase program. Additional factors which could affect the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website at www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, or to update the reasons why actual results could differ from those contained in or implied by such statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Safe Harbor Statements cont. NON-GAAP FINANCIAL MEASURES This presentation refers to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for September 30, 2023 versus certain periods in 2023 and 2022 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures in this presentation with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non-GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this presentation and also may be viewed on our website, amalgamatedbank.com. You should assume that all numbers presented are unaudited unless otherwise noted.

Key Themes 4 Leader in Social Responsibility Banking Unique and Valuable Deposit Gathering Franchise Lending Growth in Impact Real Estate and Sustainability Asset Remix and Margin Expansion Potential • Large yet fragmented market size • Do well financially and do good for and in the world • Continue to grow profitability and returns • Proven franchise that stands to the test • Led by “been there, done that” team • Ability to raise deposits in a tough environment • Solid results over past two years • Green chutes in climate risk market • Deposit franchise referral advantage • Aged loan book set to turn over • Protected earnings streams • Deposits to replace high-cost funding

5 Our Four Strategic Framework Pillars

Ending Deposits + Brokered CDs Trends 6 KEY FINANCIAL TRENDS THROUGH 3Q23 ($ in millions) 10.4% CAGR(1) 11.5% CAGR(1) 23.5% CAGR(1)(4) NPA / Total Assets Loans + PACE 6.1% CAGR(1) (Loans) Core Pre-Tax Pre-Provision Earnings(2)(3) excluding the impact of solar tax equity investments 9.8% CAGR(1) (excl. Brokered CD) (1) Compounded Annual Growth Rate (“CAGR”) (2) See Appendix slides 61-63 for components of solar tax income exclusions and reconciliation of Non-GAAP financial measures (3) GAAP Pre-tax, pre-provision income was $100.4 million YTD through 3Q 2023, $123.2 million in 2022, $70.4 in 2021, and $86.7 in 2020, the only years impacted by our solar investments (4) Core Pre-Tax Pre-Provision Earnings CAGR is calculated from 2019 - 2022

Amalgamated Bank Commercial Impact Segments FOCUS IS ON 6 MISSION-BASED CUSTOMER SEGMENTS LABOR UNIONS • 30,000+ Labor Organizations • 14.6 million Americans • International, National and Local SUSTAINABILITY • Environmental action organizations • Sustainable businesses • Clean energy companies PHILANTHROPIES • $350 billion in assets from progressive philanthropies • 1,300 private foundations SOCIAL ENTERPRISES • Multi-billion impact investing market • 4,000+ B Corps NON-PROFITS • 1.5 million organizations • 11.7% of American wages POLITICAL ORGANIZATIONS • 19,500 Democratic candidates • Local, state and federal elections each year 7

SOCIAL RESPONSIBILITY BANKING LANDSCAPE

9 6 Business Lines Commercial Treasury Management Commercial Real Estate Sustainable & Mission Based Lending Business Banking Trust & Investment Management Consumer Banking Coverage From Coast to Coast 169 Total Professionals • Regional Directors • Relationship Managers • Climate Lenders • Real Estate Lenders • Business Bankers • Underwriters • Portfolio Managers • Credit Analysts • Commercial Account Executives • Residential Lenders & Support • 5 Retail Branches + Online • Wealth Managers • Financial Advisors • Trust Sales • Client & Consultant Managers

Amalgamated’s relationship managers are accomplished executives who draw upon decades of experience, leadership, and established relationships from within their segments This diversity means we understand the intricacies and unique needs of our customers and their financial cycles better than anyone 10 We Are The Bank That Can Help Solve Challenges Client Acquisition Strategy: A Team of Experts

Our differentiated strategy transcends geography and is built upon an enormous target market of like-minded organizations and individuals, each with their own unique set of needs 11 Our portfolio is national in scope; we proudly serve customers in all 50 states plus Washington, DC. Client Acquisition Strategy: Geographic Reach

Political customers have a unique set of challenges and priorities that are distinct from what typical businesses face while running their operations. Made possible by our team of experts strategy; we are deeply entrenched in the operations of this market’s specialized businesses processes. Amalgamated’s value is not just understanding our client’s challenges, but in helping to solve them. • Personal attention during the formation stage • Special expertise and understanding of the sectors compliance obligations, reporting requirements, and campaign finance regulations • Tailored banking products and integration with core service providers to the industry • Bespoke structuring of credit facilities around campaign cycles, not recycled cash-flow models from for- profit businesses • Industry resources that are not readily available at most traditional regional banks; maximizing access to liquidity and prioritizing flexibility 12 Defensible Niche in Action: Political Banking

HISTORICAL TREND ($ in billions) Political Deposits • Although cyclical, political deposit balances overall have shown an upward trend YoY - highs and lows have both grown higher ◦ High deposit points are reflected in the quarter preceding a major election season - orange bars ◦ Low deposit points are reflected in the quarter during a major election - gray bars • Political deposit rebuild in 2023 has been consistent with past results • We expect political deposits to be more rate sensitive in 2023 as deposits build for 2024 presidential election in a protracted high rate environment +15% growth +49% growth +17% growth +17.3mm 13

Political Spending Over Time 14 TOTAL COST OF ELECTIONS (1998 - 2022) ($ in billions) *Presidential Election Cycle Source: OpenSecrets.org Elections Overview, 2023

Deposit Composition TOTAL CORE DEPOSITS(2) BY IMPACT SEGMENT ($ in billions) (1) CML - Other contains but is not limited to: nursing homes, commercial real estate, and non-impact accounts (2) Core Deposits is defined as total deposits excluding all brokered deposits, deposits from deposit listing services, temporary transaction deposits, intercompany accounts and certain escrow deposits. We believe the most directly comparable GAAP financial measure is total deposits. 15

Super-Core Deposits

SUPER-CORE DEPOSITS[2] BY IMPACT SEGMENT

($ in billions)

Impact Sector	Total Balance ($M)	% of Total Core Deposits	Weighted Avg. Account Duration (Years)
CML - Labor	$1,454	22%	22
Consumer	640	10%	23
CML - Social/Philanthropy	510	8%	10
CML - Political	419	6%	8
CML - Climate/Sustainability	135	2%	7
CML - NFP	51	1%	8
CML - Other[1]	236	4%	15
Total	**$3,445**	**53%**	**17**
Other Core Deposits	**$3,111**	**47%**	**2**
Total Core Deposits[3]	**$6,556**		**10**

3Q23 HIGHLIGHTS

- Super-core deposits[2] make up $3.4 billion, or 53% of total core deposits[3]
  - Super-core deposits are minimum 5-years old & concentrated within mission-aligned segments
  - Highly sticky
- Weighted average account life of our super-core deposits is 17 years, compared to 2 years for our other core deposits
- Cash and borrowing potential totals $2.6 billion, or 224% of uninsured non-super-core deposits, with a total borrowings utilization rate of 8% excluding subordinated debt
- Total available liquidity, including cash, unpledged non-PACE securities and borrowing potential totals $3.2 billion or 102% of non-super-core deposits

(1) CML - Other contains but is not limited to: nursing homes, commercial real estate, and non-impact accounts
(2) Super-core deposits are defined as all deposit accounts with a relationship length of over 5 years, excluding brokered certificates of deposit
(3) Core deposits is defined as total deposits excluding all brokered deposits, deposits from deposit listing services, temporary transaction deposits, certain escrow deposits, and intercompany deposits. We believe the most directly comparable GAAP financial measure is total deposits.

16

MISSION-ALIGNED DEPOSIT FRANCHISE

Meeting the Need - Mission Based Customers 18 Amalgamated Bank has a 100 year history of being the bank of choice for nonprofits, unions, foundations, and other organizations that are seeking to align their dollars with their mission. We meet the need by specializing in: • Deep industry insight; • Customized product offerings; & • A high touch service model. We are different because we emphasize providing solutions based on understanding our customer over standardization

19 Mrs. Stratton has over 20 years of experience in providing cash management solutions to nonprofits, unions, and other social impact organizations. Mr. Taylor has over 13 years of experience in community finance, affordable housing, education, health care and environmental justice. Mr. Cody has over 13 years of experience working with institutional investors and plan sponsors in the labor community on health, welfare, and other benefit plans. Mrs. Keaney was senior advisor for an NYC mayoral candidate’s campaign and ED of external affairs with the New York City’s Department of Education. Talent and Expertise Sabrina Stratton, Northeast Regional Director Jonathan Taylor, Western Regional Director Maura Keaney, Client Engagement and Banker Brian Cody, Institutional Trust and Investments

Banking with a Purpose, Service with an Impact 20 “We are proud to join forces with Amalgamated, an organization with a deep commitment to climate justice and a history of addressing a range of issues – from immigrant and reproductive rights to racial justice and LGBTQ+ rights – with bold solutions. By partnering with the bank, we ensure that our deposits will be put to work in ways that support our mission to create a healthier planet for all.” - Kate Williams, CEO, 1% for the Planet 80% of our lending strategy is mission focused = deposits that are working to support our client’s mission and increase shareholder returns. Unions, climate impact, racial justice, affordable housing, reproductive rights and creditability with those we serve has earned trust that translates into results.

Union Sector Deposit Focus 21 Amalgamated Bank is well positioned with unions, as union deposits have grown over 30% from ~$1.4 billion to $1.8 billion over 5 years • High touch service model – our union clients have a track record of being super-core deposit clients, with an average life of 17 years with our bank. • Benefit/Pension – union clients trust in our bank’s ability to manage large deposits and payment processing. • Union Trust – we’ve earned it because of our expertise and our century long experience of successfully addressing their unique banking needs. Unique Expertise Impact Banking Over 30,000 Labor Organizations and an additional 2,700+ Multi- Employer Pension Plans represent significant available market share TOTAL UNION DEPOSITS ($ in billions) 8.0% CAGR(1) (1) Compounded Annual Growth Rate (“CAGR”)

Union Sector Deposit Focus 22 Amalgamated Bank offers customized solutions that our union clients need including: • Strike loans and other sector specific lending solutions; • Seamless ACH and other electronic payment capability that can handle high volume benefit payments; • Integrated investment management services, providing unions with the ability to easily move money between deposit and investment products; & • Affinity product partnerships designed to provide benefits to union members, such as AFT’s home mortgage product with strike protection. Unique Expertise Impact Banking

• Union Sector expertise and pro union policies • Extensive experience executing high volume benefit payments seamlessly • Customized credit products Product Solutions • Operating Checking and Money Market Savings- $20 million • Mortgage and line of credit - $6 million Future Growth Opportunities • $30 million in investments • Consumer products for members, including mortgages, deposit accounts, and investment services • Banker expertise of Biden’s American Rescue Plan pension relief for unions • Competitive rates • High touch service • Money Market Savings Account - $22 million • $40 million in additional treasury management opportunities • Consumer products for members • Ability to execute high volume benefit payments seamlessly • Trust in our bank’s ability to offer seamless ways to move funds from bank products to investment products • Operating Checking and Money Market Savings - $12 million • Trust Investments - $100 million • Consumer products for members, including mortgages, deposit accounts, and investment services Amalgamated: The Bank of Choice Large Provider Association International and Local Affiliates Service Sector Unions - Clients and Growth Opportunities Health Care Transportation Public Employees 23

Non-Profit Sector Deposit Focus 24 Amalgamated Bank’s talented team and culture has deepened relationships with large non-profits, with deposits growing over 400% from $0.15 billion to $0.78 billion over 5 years. • Comprehensive understanding of the treasury management needs of non-profit organizations. • Commitment to creating customized industry solutions to meet needs resulting in increased revenue for the bank. Unique Expertise Impact Banking The non-profit sector reported $15.7 billion in bank deposits this year. TOTAL NOT-FOR-PROFIT DEPOSITS ($ in billions) 54.1% CAGR(1) (1) Compounded Annual Growth Rate (“CAGR”)

Non-Profit Sector Deposit Focus 25 Amalgamated Bank offers customized solutions that non-profits need including: • Lending solutions to address delays in the funding of government contracts; • Stock donation and other specifically tailored investment accounts; • Investment policy structure, guidance, and execution; • Credit cards designed to adapt to non-profit structures; & • Large electronic payment capability to easily move money when the need is critical. Unique Expertise Impact Banking

• Comprehensive understanding of treasury management needs • Ability to process large deposit in/outflows • Mission alignment • Operating Checking and Money Market Savings - $70 million • Investments • Additional operating and cash management opportunities • Ability to create an innovative affiliate loan program, which offered loans to affiliates using national deposits as collateral • Operating Checking and Money Market Savings - $30 million • Lending - $4 million • Investments • Additional operating and cash management opportunities Product Solutions Future Growth Opportunities Amalgamated: The Bank of Choice Corporate Membership Supported Affiliated Providers and Health Centers Non-Profit Clients and Growth Opportunities Workforce Development Philanthropy Healthcare Access and Advocacy 26

Sustainability Sector Deposit Focus Amalgamated Bank is well positioned grow with sustainability organizations, with deposits growing over 100% from $0.19 billion to $0.44 billion over 5 years. ◦ Increased focus to reduce carbon footprint and focus on funding climate solutions. ◦ 80% of our lending is mission aligned, clients make an impact and earn a competitive rate of return. ◦ Innovative climate solutions deepen market share. Unique Expertise Impact Banking $3 Trillion of investment needed over the next decade to reach Net Zero targets by 2050 TOTAL CLIMATE/ SUSTAINABILITY DEPOSITS ($ in billions) 24.4% CAGR(1) (1) Compounded Annual Growth Rate (“CAGR”)

Sustainability Sector Deposit Focus 28 Amalgamated Bank offers customized solutions for the sustainability sector including: • Customized savings solutions with competitive rates of returns; allowing clients to increase impact; • Lending solutions that are designed to address delays in grant funding; & • Full service banking solutions such as fossil free deposits and investment services with an emissions profile 18X lower than our competitors Unique Expertise Impact Banking

• Customized savings solution which allowed the client to receive full FDIC insurance while maintaining mission impact • Amalgamated Bank’s strong reputation of being a global leader in climate justice • Money Market Savings - $27 million • Additional $50 million in deposit and investment opportunities • Banking services to member organizations • Amalgamated Bank’s strong reputation of being a global leader in climate justice • Competitive rate of return • Operating Checking Account - $7 million • Additional deposit and investment opportunities • Banking services to member organizations Product Solutions Future Growth Opportunities Amalgamated: The Bank of Choice Sustainability Clients and Growth Opportunities National Volunteer Organization Corporate Membership Organization Environmental Advocacy Global Certification Platform 29

Q&A

CLIMATE AND IMPACT LENDING

Climate Leadership in a Climate Focused Economy • First US bank to have a comprehensive policy driven exit from fossil fuel finance (2016) • First US bank to commit to disclose loan portfolio financed emissions (2018) • First US bank to commit to the UN Principles for Responsible Banking and Collective Commitment on Climate Action (2019) • First US bank to commit to the Net Zero Banking Alliance, and lead drafter of its guidelines for target setting (2021) • First US bank to publish portfolio wide climate targets with an early Net Zero target of 2045 (2021) • First US bank to have climate targets validated by the Science Based Targets initiative (2022) • Largest B Corp and Global Alliance for Banking on Values bank in the US. 32 Leadership on climate requires being able to look ahead and take action in the moment

Growth in Climate Solutions 33 We have a plan and we are executing % OF CLIMATE-RELATED SOLUTIONS IN TOTAL LENDING PORTFOLIO TOTAL CLIMATE/SUSTAINABILITY DEPOSITS ($ in billions)

Sustainable Lending Expertise • In 2018, Amalgamated acquired New Resource Bank, a values based financial institution headquartered in San Francisco • NRB was a pioneer in sustainable banking, developing loan impact verticals in climate, non-profit, and green real estate • Early capital provider for PACE loans 34 • Goal was to take NRB’s impact lending knowledge and expand to national platform at Amalgamated utilizing regional offices and substantially larger balance sheet • Acquired bankers with proven expertise in sustainability, impact lending, and renewables

Impact Verticals Climate Protection: Renewable energy, energy efficiency, energy storage Housing: LMI and Workforce housing Community Empowerment: Non-profits, CDFIs, Labor Unions and Political Organizations Sustainable Commerce: Manufacturers, distributors, service companies with sustainable practices Health & Wellness: Medical facilities, rehabilitation centers, senior care, memory care Non-Impact: Other loans (including legacy C&I) that are not values-aligned 35 All loans are categorized by Impact Codes representing values-aligned areas of focus 3Q23 LOAN & PACE BALANCES BY IMPACT CODE(1) ($ in billions) (1) Excludes residential loans

Portfolio Growth by Impact Vertical 36 Balances grew from $3.4 billion to $4.1 billion, a 20% increase year over year Growth led by Climate Finance ($419 million or 25%) and Housing ($193 million or 23%) • PACE Balances accounted for $253 million of the Climate Finance growth 3Q22 TO 3Q23 GROWTH BY IMPACT VERTICAL(1) ($ in billions) (1) Excludes residential loans

Net Zero Targets 37 Electricity Grids $523bn Battery Storage $52bn Low Emission Fuels $132bn EV Chargers $38bn Renewables $1.15tn Energy Efficiency $610bn Electrification $302bn Hydrogen End Use $49bn Hydrogen Infrastructure $7bn Nuclear Generation $90bn Carbon Capture Utilization & Storage | $90bn Net Zero $3.0 trillion Sectors Amalgamated Bank Currently Covers $3 Trillion of Annual Investment Needed in the Next Decade to Achieve Net Zero by 2050 Water $0.5 trillion & Infrastructure $2.5 trillion Water Transmission/Distribution | $325bn Treatment | $75bn Storage | $25bn Source | $75bn Infrastructure Roads | $1.14tn Rail | $510bn Ports | $130bn Airports | $130bn Telecom | $630bn Areas of Opportunity for Amalgamated Bank Source: Goldman Sachs Research report “Green Capex - Making Infrastructure Happen”, October 2021 Legend:

Climate Finance – A Growth Industry 38 Huge Opportunity to Finance Solar, Battery Storage, & Energy Efficiency • $3 Trillion of investment required for the U.S. to achieve net zero emissions by 2050 • Renewable Portfolio Standards and Mandatory CO2 reduction/electrification • Inflation Reduction Act provides billions of dollars for investment in renewable energy, battery storage, and domestic manufacturing of renewable energy equipment ◦ Expansion of tax incentives for wider variety asset classes ◦ Substantial increases to tax incentives for certain project characteristics allow up to 60% of cost ◦ Choice of either investment tax credit or production tax credit ◦ Tax Credit Transfer (sale) versus Tax Equity Investment ◦ Direct Pay for Not-for-Profits Amalgamated Uniquely Positioned to Benefit • Experienced Climate Finance Team • Focus on Energy Efficiency, Commercial & Community Solar • Diversification through geography, developers, and projects • Participation in Utility Scale Projects provide access to best in class partners • Established Non-profit and Labor customer base to market EE, Renewables, and Resiliency financing • Values alignment allows us to “win the ties”

Climate Finance – Experienced Team 39 Bill Peterson – Senior Lending Officer & Director of Climate Finance • 35 years in commercial lending and credit administration • Pioneer of sustainable banking at New Resource Bank • 12+ years financing energy efficiency and renewable energy Skyler Webster FVP / Lead Commercial / Community Solar Lender • Part of New Resource Bank acquisition • 10+ years financing renewable energy Collin Hooper FVP / Manages Commercial & Residential PACE Portfolio • 10+ years in commercial lending • Prior syndication roles at large FIs Shu Chen FVP / Oversees Utility Scale Solar / Wind/ Storage • 11+ years in commercial lending • Extensive experience in power sector solar, wind, geothermal, & battery storage) Chad Owens FVP / Senior Climate Underwriter • 11+ years in commercial lending and project finance • Deep financial modeling and energy credit market expertise John Saltos – Director of Commercial Lending • 25+ years of banking experience • Responsible for directing strategic growth and implementation of lending products and services across Amalgamated’s footprint for Commercial clients

Climate Finance – Deep Dive Climate Finance now accounts for $924 million in loans and $1 billion of PACE assets across 8 segments 40 Impressive growth should continue as a result of Inflation Reduction Act Strong momentum heading into 2024 in Commercial & Community Solar, Battery Storage, & PACE (1) Other includes Energy Efficiency, Alternative Energy, Sustainable Commerce, and Climate

PACE Assets 41 Property Assessed Clean Energy - A Unique Financing Vehicle • PACE was first implemented in Berkeley, CA in the early 2000s • Utilized the concept of bond financing through tax assessments for public benefit improvements • Public benefit was expanded to include energy efficiency and renewable energy • PACE legislation in 38 states; Residential PACE only enabled in CA, FLA, and MO Asset Characteristics • Operates through County • Voluntary Assessment • Pari passu with RE Taxes • On-Bill with Property Tax • Long term, Fixed rate • No acceleration • Cured in a 1st Mtg foreclosure Financial Metrics • Blended yield of 5.3% • Yield on new volumes ~7.8% • CECL reserve of 7 bps PACE BALANCES ($ in billions)

Commercial Solar Basics Project Finance Structure • Project owner (Sponsor) seeking financing for solar asset held by an SPE (Borrowing Entity) ◦ Senior Lender (50-60%) – Leveraging long term project cash flow (i.e. 7-yr loan term; 20-yr amort) ◦ Third-party Tax Equity Investor (30%) - Monetizing the Solar Investment Tax Credits over first 5-yrs ◦ Sponsor (10%-20%) – Long-term owner/operator of solar asset (35-40-yr useful life) Revenue Sources • Loan sizing based on long-term contracted revenue stream(s) (i.e. PPA, RECs) ◦ PPA – Long term revenue contract between SPE and onsite Offtaker ▪ Contract term/price and Offtaker creditworthiness ◦ REC – Monetary incentive received by SPE based on system’s actual energy production ▪ REC eligibility period, price curve/guidance, forward contract counterparty creditworthiness ◦ Merchant – Variable rate revenue from utility for energy delivered to the grid ▪ Forward rate cure analysis, hedge agreements Trends • Tax Equity Investments comprising more of the capital stack as result of the IRA • Maturation of asset class and strong operating track record reducing overall risk profile • Standardization of financing terms and expectations 42

Community Solar Basics Overview • System owner sells utility bill credits to offsite subscribers (residents, businesses and municipalities), anywhere in the utility’s service territory. • Subscribers receive a monthly bill credit based on their % share of energy produced by the system. Benefits • Increases the supply of solar as systems don’t need to be built in same location as offtakers • Unlocks demand by expanding access to solar to “offsite” end-consumers (subscribers) • Reduces energy costs for subscribers by 10-20% without any upfront capital outlay • Helps States achieve their Renewable Portfolio Standard (“RPS”) goals Revenue Source • Monetization of utility bill credits via subscriber agreements between system owner and subscribers. ◦ Community solar program terms are typically 20-25 years ◦ Subscriber mix (resi vs. corporate), CS program and SA contract term, 3rd party subscriber mgmt. Trends • NY, MN and MA are currently the largest community solar markets in the U.S. • Community solar programs have gained momentum in several other states (i.e. IL, CO, ME, NJ, MD, OR) 43

44 Community Solar Basics 1. Owner builds Community Solar Project and delivers energy to the grid 2. Utility delivers bill credits to subscribers based on their % share of production 3. Subscribers pay Owner for bill credits

Community Solar - Case Study • Loan - $23 Million, 7-year Delayed Draw Term Loan • Location – Systems located in upstate NY, subscribers located “offsite” across service territory • • What We Like - ◦ Highly experienced Sponsor (Owner/Operator) ◦ Long-term reliable cash flow through 25-year NY Community Solar Program ◦ Strong offtake with revenue coming directly from IG utility, via “on-bill” credits ◦ Cross-collateralization of 4 independent systems ◦ Conservative LTC of 43% ◦ • Operations – All systems completed in 2022 and 2023 and are performing to plan • Origination – Direct loan with well-known solar developer/owner referred in through existing network • • Relationship – First of three separate loans originated with same Sponsor ($28 mil and $13 mil) 45 24 MW Portfolio of 4 ground-mount community solar projects in New York

Commercial & Community Solar Outlook 46 Solar Industry Trends • 24% average annual growth rate over 10 years, largest new supply of energy each of last 5-yrs • IRA will help U.S. solar development nearly triple in 5-years, due to tax incentives and long term certainty • State RPS targets/mandates continue to drive state markets (i.e. RECs, community solar programs) • Private sector investment into U.S. solar developers and asset owners (i.e. global/domestic infrastructure funds) • Battery storage paired with solar projects expected to triple in next 5-yrs Why We Are Bullish • Reliable cash flow stream(s) generated via long-term revenue contracts with creditworthy counterparties • Proven technology with extensive track record of success • Strong industry growth trends and continued market opportunity • Significant inflow of capital from private and public sector • Increasing public and policy support for renewable energy • Existing relationships and network, subject matter expertise, ability to execute, and brand recognition Why Amalgamated • Proven expertise and relationships • History of successful execution • Values-based corporate mission aligns with climate concerned borrowers (we win the ties) • Agility of smaller financial institution with product suite of large banks

Q&A

COMMERCIAL LENDING

Commercial Lending 49 John Saltos Director of Commercial Lending (25+ Years of Banking Experience) Jacob Nimmer Director of Commercial Real Estate (15+ Years of Banking Experience) Mitch Gorelick Team Leader Portfolio Management / Originator (5+ Years CRE Experience) Michael Madonia Director of Business Banking (15+ Years of Banking Experience) The Bank has made an investment in a technology platform for SBL origination which is yielding positive early results. Carisa Stanley Beatty Team Leader Mid-Atlantic (20+ years of CRE experience) Featured sample of banking team structure: 13 Bankers hired (7 net) from IPO through Jan. ‘22 to develop and modernize the Commercial Lending Platform and enhance Portfolio Management (over $10B in loans originated in their careers)

Commercial Lending • The composition of the AMAL team brings together industry leading subject matter experts in energy financing, commercial real estate (multifamily / industrial), and impact lending ◦ Experienced management team with a demonstrated track record in banking, allows AMAL to be nimble and deliver white glove service meeting customer needs ◦ Has improved the depth of our customer insights while leaning into our mission • Relationship Lending: Focus on doing business with experienced/well capitalized owner operators with strong reputations ◦ Emphasis on repeat business with quality borrowers ◦ Team consistently seeks to broaden client relationships through credit, deposits, brokerage, treasury management, and other cross-sale opportunities ◦ Has strengthened our customer offerings while driving effectiveness and efficiency in the service AMAL provides 50 Commercial Lending Current State Strategy Overview

Commercial Lending • In the past two years, AMAL has been consistently transitioning the asset portfolio from securities towards relationship and mission driven lending opportunities that have increased net interest margin while improving credit discipline ◦ The Bank has increased its commercial loan portfolio by $547mm, or 28% since the start of 2022 ◦ The Bank has decreased its traditional securities portfolio by $227mm, or 10%, since the start of 2022 51 Commercial Lending Strategy Overview $7.7B as of 3Q23 $6.8B as of 4Q21

Commercial Lending • Opportunistically expanding the balance sheet with a continuous emphasis on Portfolio Management for the existing portfolio ◦ Direct Lending balances in the C&I book have grown ~30% (~$250MM increase) year over year ▪ Loan growth through mission aligned lending in C&I (Renewable Project Finance, & Energy Efficiency) as the Bank continues to take advantage of opportunities presented by the IRA ◦ Since the start of 2022, the CRE book (MF + CRE) has grown ~20% (~$230MM increase) ▪ Loan growth has primarily been driven by lending on multifamily assets 52 Commercial Lending Strategy Overview Since 2022 COMMERCIAL LOAN BALANCES BY PORTFOLIO ($ in billions)

Commercial Lending • Success in a more proactive portfolio management / monitoring effort ◦ Emphasis on identifying potential weaknesses with credits within the portfolio ahead of time and working with our customers to work through existing issues ◦ Clear exit or retention strategy for every name in the portfolio • Criticized loan balance for CRE (MF + CRE) has decreased by ~90% (~$155MM decrease) • 3Q23 Highlights: ◦ Criticized and classified loans decreased by $16MM, or 15% in 3Q23, with pass rated loans making up 98% of AMAL’s loan portfolio 53 Commercial Lending Portfolio Management CRITICIZED AND CLASSIFIED LOANS ($ millions)

Commercial Lending • Manage interest rate risk by being well ahead of future maturities ◦ Proactive portfolio review and borrower outreach ◦ Clear exit or retention strategy for every name in the portfolio • Continue to recycle capital into higher interest-earning assets ◦ AMAL’s distinctive asset mix means we can deploy capital across our asset specializations, increase margin, and maintain portfolio diversification • Continue to leverage AMAL’s strong balance sheet ◦ Opportunistic expansion of relationships with the strongest borrowers ◦ Market our subject matter expertise and continue broadening our reputation as a lender of choice in our specialized markets ◦ Leverage Inflation Reduction Act to grow Climate Finance vertical 54 Commercial Lending Forward-Looking Strategy Overview

Q3-23 FINANCIAL PERFORMANCE REVIEW

• Neutral balance sheet ◦ Slightly higher than neutral - held cash to fund $100mm of Brokered CD's matured in Oct and $52mm maturing in Nov/Dec • 8.5% T1 baseline capital target ◦ Slightly slower capital build due to higher than expected deposit balances • Reduce traditional securities-to-loans ratio ◦ Traditional securities reduced by $110mm, aided by $77mm securities sales ◦ Loan growth of 2.7% led by sustainability • Margin reaching inflection point at 3.29% ◦ NII $63.7mm exceeded high end of Q2 guidance ◦ Asset yield expansion of 15bps to 4.7% ◦ Loan yield expansion of 23bps to 4.56% • Disciplined expense management ◦ Core Efficiency Ratio down 60bps QoQ ◦ Flat expense QoQ over higher income • Strong return metrics ◦ ROAA up 4bps to 1.17% ◦ ROTCE up 39bps to 17.67% Quarter 3 - Key Highlights and Progress Per-Share KPI's Capital Ratios 56 (1) Core excluding the impact of our solar tax equity investments

57 Margin Expansion Potential LOANS PORTFOLIO(1) ($ in billions) SHORT-TERM BORROWINGS PORTFOLIO(2) ($ in billions) (1) For more information on loan maturities, please see page 60 of our Third Quarter 2023 10Q (2) For more information on brokered CD and time deposit maturities, please see page 30 of our Third Quarter 2023 10Q

Key Themes 58 Leader in Social Responsibility Banking Unique and Valuable Deposit Gathering Franchise Lending Growth in Impact Real Estate and Sustainability Asset Remix and Margin Expansion Potential • Large yet fragmented market size • Do well financially and do good for and in the world • Continue to grow profitability and returns • Proven franchise that stands to the test • Led by “been there, done that” team • Ability to raise deposits in a tough environment • Solid results over past two years • Green chutes in climate risk market • Deposit franchise referral advantage • Aged loan book set to turn over • Protected earnings streams • Deposits to replace high-cost funding

Q&A

Appendix

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended September 30, 2023	As of and for the Three Months Ended June 30, 2023	As of and for the Three Months Ended September 30, 2022	As of and for the Nine Months Ended September 30, 2023	As of and for the Nine Months Ended September 30, 2022
Core operating revenue					
Net Interest income (GAAP)	$ 63,728	$ 62,985	$ 67,628	$ 193,992	$ 172,494
Non-interest income	6,780	7,944	5,003	19,930	19,671
Less: Securities (gain) loss	1,699	267	1,844	5,052	2,264
Less: Subdebt repurchase gain	(637)	—	(617)	(1,417)	(617)
Core operating revenue (non-GAAP)	71,570	71,196	73,858	217,557	193,812
Add: Tax (credits) depreciation on solar investments	—	—	1,306	—	2,105
Core operating revenue excluding solar tax impact (non-GAAP)	$ 71,570	$ 71,196	$ 75,164	$ 217,557	$ 195,917
Core non-interest expense					
Non-interest expense (GAAP)	$ 37,339	$ 37,529	$ 36,258	$ 113,495	$ 105,001
Less: Other one-time expenses (1)	(332)	(285)	—	(617)	(738)
Core non-interest expense (non-GAAP)	$ 37,007	$ 37,244	$ 36,258	$ 112,878	$ 104,263
Core net income					
Net Income (GAAP)	$ 22,308	$ 21,642	$ 22,944	$ 65,284	$ 56,722
Less: Securities (gain) loss	1,699	267	1,844	5,052	2,264
Less: Subdebt repurchase gain	(637)	—	(617)	(1,417)	(617)
Add: Other one-time expenses	332	285	—	617	738
Less: Tax on notable items	(396)	(147)	(319)	(1,151)	(619)
Core net income (non-GAAP)	23,306	22,047	23,852	68,385	58,488
Add: Tax (credits) depreciation on solar investments	—	—	1,306	—	2,105
Add: Tax effect of solar income	—	—	(340)	—	(546)
Core net income excluding solar tax impact (non-GAAP)	$ 23,306	$ 22,047	$ 24,818	$ 68,385	$ 60,047

(1) Severance expense for positions eliminated plus, for 2022, expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago

61

Reconciliation of Non-GAAP Financials

(in thousands)		As of and for the Three Months Ended September 30, 2023		June 30, 2023		September 30, 2022		As of and for the Nine Months Ended September 30, 2023		September 30, 2022
Tangible common equity										
Stockholders' equity (GAAP)	$	546,291	$	528,614	$	487,738	$	546,291	$	487,738
Less: Minority interest		(133)		(133)		(133)		(133)		(133)
Less: Goodwill		(12,936)		(12,936)		(12,936)		(12,936)		(12,936)
Less: Core deposit intangible		(2,439)		(2,661)		(3,366)		(2,439)		(3,366)
Tangible common equity (non-GAAP)	$	530,783	$	512,884	$	471,303	$	530,783	$	471,303
Average tangible common equity										
Average stockholders' equity (GAAP)	$	538,753	$	527,599	$	511,800	$	523,078	$	529,696
Less: Minority interest		(133)		(133)		(133)		(133)		(133)
Less: Goodwill		(12,936)		(12,936)		(12,936)		(12,936)		(12,936)
Less: Core deposit intangible		(2,547)		(2,769)		(3,494)		(2,768)		(3,754)
Average tangible common equity (non-GAAP)	$	523,137	$	511,761	$	495,237	$	507,241	$	512,873
Core return on average assets										
Core net income (non-GAAP)	$	23,306	$	22,047	$	23,852	$	68,385	$	58,488
Denominator: Total average assets (GAAP)		7,904,566		7,796,266		7,942,097		7,841,198		7,700,399
Core return on average assets (non-GAAP)		1.17%		1.13%		1.19%		1.17%		1.02%
Core return on average assets excluding solar tax impact (non-GAAP)[(1)]		1.17%		1.13%		1.24%		1.17%		1.04%
Core return on average tangible common equity										
Core net income (non-GAAP)	$	23,306	$	22,047	$	23,852	$	68,385	$	58,488
Denominator: Average tangible common equity		523,137		511,761		495,237		507,241		512,873
Core return on average tangible common equity (non-GAAP)		17.67%		17.28%		19.11%		18.02%		15.25%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)[(1)]		17.67%		17.28%		19.88%		18.02%		15.65%
Core efficiency ratio										
Numerator: Core non-interest expense (non-GAAP)	$	37,007	$	37,244	$	36,258	$	112,878	$	104,263
Core operating revenue (non-GAAP)		71,570		71,196		73,858		217,557		193,812
Core efficiency ratio (non-GAAP)		51.71%		52.31%		49.09%		51.88%		53.80%
Core efficiency ratio excluding solar tax impact (non-GAAP)[(1)]		51.71%		52.31%		48.24%		51.88%		53.22%

(1) Calculated using core net income excluding solar tax impact (Non-GAAP) in the numerator, as detailed on page 26

62

Solar Tax-Equity Investments OVERVIEW OF SOLAR TAX EQUITY INVESTMENTS • Metrics excluding the impact of tax credits or accelerated depreciation is a meaningful way to evaluate our performance and are adjusted in accordance with the below chart ◦ Immediate realization of tax benefits and subsequent accelerated depreciation of the value of the investment creates volatility in the GAAP and core earnings presentations ◦ Steady state income is generally achieved within 4 quarters of initial investment and all investments are net profitable over their lives (generally 5 years) • We expect more solar tax-equity investments in the future (not shown in forecast below) 63 ACTUAL AND PROJECTED SOLAR INCOME(1)(2)(3) $ millions Actual Forecast (1) Actual 2022 results and projected solar income forecasts have been revised modestly since 4Q 2021 (2) Balances presented are not tax effected (3) Refer to Reconciliation of Non-GAAP Financial Measures on slides 61-62 for further details on impact to key ratios

The Fundamentals of the Climate Crisis: Why We Care 64

The Fundamentals of the Climate Crisis: Why We Act 65Source: UN Production Gap Report, 2023

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